EXHIBIT (5)
                        Application for Flexible Payment
                         Variable Accumulation Deferred
                                Annuity Contract

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                                     [LOGO]

                              WESTERN RESERVE LIFE

                                VARIABLE ANNUITY

                                   APPLICATION


         DO NOT COMPLETE THIS APPLICATION FOR ARIZONA, FLORIDA, KENTUCKY,
                  MINNESOTA, NEW JERSEY, OHIO, OR PENNSYLVANIA

[LOGO]
                            APPLICATION INSTRUCTIONS

1    ANNUITANT

Please provide all of the information requested for the Annuitant. The Annuitant is the person/individual who will receive the Annuity Payments and whose life expectancy payments are based.

Please provide the Annuitant's Taxpayer Identification Number, this is also known as the Social Security Number.


2    CONTRACT OWNER

Complete ONLY if Contract Owner is not the same as the Annuitant.

Please provide all of the information requested for the Contract Owner. Should the Owner be a Trust, a complete trust date must be supplied. If this is to be an Individual Retirement Annuity, the Contract Owner must be the same as the Annuitant.

Please provide the Contract Owner's Taxpayer Identification Number. For individuals, this is the Social Security Number, for Corporations, this is the Federal Employer Tax Identification Number.


3    JOINT CONTRACT OWNER

NOTE: IF THIS CONTRACT IS INTENDED TO BE AN INDIVIDUAL RETIREMENT ANNUITY
(IRA), A JOINT CONTRACT OWNER IS NOT PERMITTED.

Joint Owners may be named, provided the Joint Owners are husband and wife.


4    BENEFICIARY DESIGNATION

If the Annuitant is also the Owner or if the Owner is not a natural person, and the annuitant dies before the maturity date, a death benefit is payable. The Primary Beneficiary, if living, is entitled to receive the death benefit proceeds. If the Primary Beneficiary is already deceased, the Contingent Beneficiary, if designated, will receive the death benefit proceeds; otherwise, the proceeds will be paid to the Owner's estate. The relationship of the Beneficiary to the Annuitant must be provided. In the event of death of one Joint Owner, the contract will continue with the surviving Joint Owner as sole Owner.

5    NAME OF ANNUITY

The Name of Annuity/Product being applied for must be indicated. The Contract Owner must answer the replacement question. If replacing a life insurance policy or an annuity contract from another company, please check the box marked "Yes", and completed the required form(s). If not replacing a policy or a contract, check the box marked "No."


6    TYPE OF PLAN

Indicate the type of plan being APPLIED FOR.


7    PURCHASE PAYMENTS

Refer to the prospectus for the minimum initial purchase payment, payable by check, wire transfer*, 1035 Tax Free Exchange, Custodian to Custodian Transfer, Direct Rollover or a combination thereof. Indicate the initial purchase amount if enclosed with the application.

* Consult the prospectus for instructions to wire transfer funds to Western Reserve Life.


8    ALLOCATION OF PURCHASE PAYMENTS

Payments may be allocated to any combination of the available Sub-Accounts, or the Fixed Account. Please indicate each allocation selected as a whole percentage of the Purchase Payment; note that the total allocations must equal 100%. Future Purchase Payments will be allocated as shown in this section, unless Western Reserve Life is notified differently in writing by the Contract Owner.


9    STATEMENT OF OWNER

The Owner must sign, as indicated, exactly as the name appears in either Item 1, if Annuitant and Owner are the same, or in Item 2, if Annuitant and Owner are different. In the event of Joint Owners, the Joint Owners must sign, as indicated, exactly as the name appears in Item 2 and Item 3. The State in which the application was written and the date signed are also required.

NOTE: SOME STATES REQUIRE THAT THE CONTRACT OWNER(S) ACKNOWLEDGE A FRAUD WARNING STATEMENT. PLEASE REFER TO THE FRAUD WARNING STATEMENT ON THE REVERSE SIDE OF THE APPLICATION.


10   BROKER/DEALER INFORMATION

The Registered Representative signature and the date signed are required. Complete all of the remaining information by PRINTING CLEARLY. The replacement question is required to be answered.

                         OPTIONAL FEATURE INSTRUCTIONS


11   AUTOMATIC MONTHLY INVESTING

Complete this section if Automatic Monthly Investing by electronic funds is desired. A voided, unsigned check from the bank account to be debited must be attached to the application. The amount debited will be allocated according to the instructions in Section 8 of the Application, or as subsequently changed in writing by the Owner. Credit Unions and Savings account may not be eligible.


12   TELEPHONE TRANSFER

Your variable annuity contract will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated.

Western Reserve Life will not be liable for complying with the telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such telephone instructions, and Owners will bear the risk of any such loss. Western Reserve Life will employ such procedures to confirm that the telephone instructions are genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon such telephone instructions, providing written confirmation of such transactions to Owners and/or tape recording of telephone transfer request instructions received.


                ONLY ONE OF THE FOLLOWING OPTIONS MAY BE CHOSEN


13a  DOLLAR COST AVERAGING

Complete this section if Dollar Cost Averaging is desired. If selected, Western Reserve Life will automatically transfer the stated amount(s) from the designated Sub-Account(s) or the Fixed Account* to the other Sub-Account(s) or Fixed Account indicated on the chosen date of each month. The "Dollar Cost Averaging" feature is a long-term investment method which provides for regular, level investments over time. Western Reserve Life makes no guarantee that the Dollar Cost Averaging feature, if implemented, will result in a profit or protect from loss. To complete this section, indicate the Sub-Account(s) or Fixed Account* from which the Dollar Cost Averaging are to be made, one Sub-Account or Fixed Account* per "From" line. A minimum of $5,000 must be allocated in each Sub-Account chosen (or Fixed Account*) at the time this option is initiated. At least $1,000 in the aggregate must be transferred each month.

* No more than l/lO of the amount in the Fixed Account at the beginning of the Dollar Cost Averaging can be transferred each month. (Note: This option is not available if "Automatic Withdrawal or Asset Rebalancing" option is selected.)


13b  ASSET REBALANCING

Complete this section if Asset Rebalancing is desired. If selected, Western Reserve Life will automatically transfer amounts among the chosen Sub-Accounts on the frequency selected to maintain a desired allocation of the annuity purchase value among the various Sub-Accounts offered. Western Reserve Life makes no guarantee that the Asset Rebalancing feature, if implemented, will result in a profit or protect against loss. To be eligible, a minimum initial purchase payment of $5,000 must accompany this application. (Note: This option is not available if 'Automatic Withdrawal or Dollar Cost Averaging' option is selected.)


13c  AUTOMATIC WITHDRAWAL

The Owner(s) may select to withdraw up to 10% of the Contract value annually, payable in equal monthly installments of at least $200 per month. To be eligible, a minimum initial payment of $25,000 must accompany this application. A penalty tax equal to 10% of the amount of the withdrawals treated as taxable income will generally be imposed on the withdrawals prior to the Owner's age 59-1/2 Withdrawals will be processed on the date specified herein. If the date an Automatic Withdrawal transaction would otherwise be processed falls on a non-business day, the Automatic Withdrawal will be processed on the next business day. For Tax-Qualified contracts, or if the Owner(s) is/are a resident of a community property state, spousal signature is required. If an alternate payee is designated, and the payee is a bank account, the Automatic Withdrawal will be directly deposited by electronic funds transfer. If the payee is not a bank, please allow 7 to 10 days for receipt of funds by mail. Indicate whether or not to withhold Federal income tax from the withdrawal payments. (Note: This option is not available if "Automatic Monthly Investing or Asset Rebalancing" option is selected.)


14   APPROVAL OF OPTIONAL FEATURES

If any of the Optional Features available in Section(s) 11, 12 and 13 have been selected, please complete this section by printing and signing your name as indicated.


FOR ASSISTANCE IN COMPLETING THIS APPLICATION, PLEASE CALL YOUR DEDICATED "800" LINE AND DIAL EXTENSION 6525 FOR OUR SALES SUPPORT TEAM.

PLEASE MAIL APPLICATION AND CHECK PAYABLE TO:

Western Reserve Life Assurance Co. of Ohio
  Attention: Annuity Department
      P.O. Box 9051
   Clearwater, Florida 33758

        IF OVERNIGHT DELIVERY:
Western Reserve Life Assurance Co. of Ohio
  Attention: Annuity Department
      201 Highland Avenue
      Largo, Florida 33770

APP
FW9               WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
              P.O. BOX 9051 /bullet/ CLEARWATER, FLORIDA 34618-9051
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1    ANNUITANT
                                             [ ] Male
------------------------------------------   [ ] Female
Name

------------------------------------------
Address

------------------------------------------
City                State           Zip

------/------/----------------------------
Date of Birth (Mo/Day/Yr)          Age

(         )
---------------------  -------------------
Daytime Telephone      Social Security or
                       Taxpayer I.D. No.

3    JOINT CONTRACT OWNER (OPTIONAL)
     (IF ELECTED - MUST BE SPOUSE OF OWNER)

                                             [ ] Male
------------------------------------------   [ ] Female
Name

------------------------------------------
Address

------------------------------------------
City                State           Zip

------/------/----------------------------
Date of Birth (Mo/Day/Yr)          Age

(         )
---------------------  -------------------
Daytime Telephone      Social Security or
                       Taxpayer I.D. No.


4    BENEFICIARY DESIGNATION

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Primary          Relationship to Annuitant

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Contingent       Relationship to Annuitant

(If more than one Primary or Contingent Beneficiary is designated, proceeds will be divided equally among the survivors within the classification unless otherwise indicated.)


5    NAME OF ANNUITY (CHECK ONE)

NA WRL Freedom Wealth Accumulator  NA WRL Freedom Wealth Builder
XX WRL Freedom Wealth Creator      NA Other
                                           ---------------------
REQUIRED: WILL THIS ANNUITY REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE
          INSURANCE?
[ ] Yes   [ ] No    If Yes, give name of company and policy number below:

------------------------------------------
Company Name

------------------------------------------
Policy Number


6    TYPE OF PLAN

[ ] Non-Qualified       [ ] SEP/IRA         [ ] S.I.M.P.L.E. IRA
     [ ] IRA INDICATE THE SOURCE OF IRA BELOW
[ ] Transfer            [ ] Conduit         [ ] Rollover/Direct Rollover
[ ] Contributory - Tax Year
                            --------------
[ ] Other
          --------------------------------


7    PURCHASE PAYMENTS
     MAKE CHECK PAYABLE TO "WESTERN RESERVE LIFE"
Initial Purchase Payment $
                          -----------------
[ ] Automatic Monthly Investing (Complete preauthorization section)

8    ALLOCATION OF PURCHASE PAYMENTS

Aggressive Growth (Fred Alger)                    %
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Emerging Growth (Van Kampen/American Capital)     %
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Growth (Janus Capital)                            %
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Global (Janus Capital)                            %
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Global Sector Portfolio (Meridian)                %
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C.A.S.E. Growth (C.A.S.E.)                        %
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Value Equity (NWQ)                                %
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Tactical Asset Allocation (Dean Investment)       %
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Strategic Total Return (Luther King Capital)      %
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Growth & Income (Federated)                       %
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Balanced (AEGON USA)                              %
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Bond (Janus Capital)                              %
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International Equity (GE & Scottish Equitable)    %
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U.S. Equity (GE)                                  %
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Money Market (J.P.Morgan)                         %
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Fixed (See Prospectus for restrictions)           %
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Other                                             %
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Other                                             %
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                                         TOTAL 100%

Does Applicant want a Statement of Additional Information?  [ ] Yes


9 STATEMENT OF OWNER (IF APPLICABLE, COMPLETE THE FRAUD WARNING ON THE REVERSE SIDE)

I hereby represent my answers to the above questions are true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity contract. I have received a current Prospectus for the contract. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan. I UNDERSTAND THAT UNDER THE CONTRACT APPLIED FOR VALUES MAY INCREASE OR DECREASE DEPENDING UPON INVESTMENT EXPERIENCE. I also state that the contract is in accordance with my financial objectives.
* The standard maturity date is the anniversary nearest Annuitant's age 90. The standard annuity option is variable account life annuity with 120 monthly payments guaranteed. Option to change election is permitted by the contract.
Under penalty of perjury, I (the owner) certify that my Taxpayer I.D. # is correct as it appears on the application and that I am not subject to backup withholding.

----------------    -----------    ---------------------------
Signed in (State)   Date Signed    Signature of Contract Owner

---------------------------------
Signature of Joint Owner (If any)


10   BROKER/DEALER INFORMATION (REGISTERED REPRESENTATIVE USE ONLY)


I certify that (1) the Applicant signed this completed Application in my presence; (2) I am authorized and qualified to discuss the contract herein applied for.


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Registered Representative Signature                                Date

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Name of Broker/Dealer              Dealer Number          Dealer Branch


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Print RR Name, Agent Number, Production %, State License (if applicable)
[ ] [ ] [ ] [ ] [ ]        HIGH  MID  LEVEL
     RR Number                  Circle


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Print RR Name, Agent Number, Production %, State License (if applicable)
[ ] [ ] [ ] [ ] [ ]        HIGH  MID  LEVEL
     RR Number                  Circle


REQUIRED: WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR ANNUITY IN THIS OR ANY OTHER COMPANY [ ] YES [ ] NO IF YES, EXPLAIN

                               OPTIONAL FEATURES


11   AUTOMATIC MONTHLY INVESTING       -ATTACH VOIDED CHECK-

[ ] I authorize the making of Purchase Payments by electronic funds on a monthly basis, in the amount of $_______ beginning on or about the______ day of each month. I have attached to this form a voided, unsigned check from the bank account to be debited. I may notify Western Reserve Life in writing at the Administrative Office to cancel this authorization at any time. (Note: Credit unions and savings accounts may not be eligible, please consult your banking institution.)

12   TELEPHONE TRANSFER (See Prospectus for Telephone Transfer Procedures)

Your variable Annuity contract will automatically receive telephone transfer privileges described in the prospectus unless instructions to the contrary are indicated below. These privileges allow you to give the registered representative of record for your contract authority to make telephone transfers and to change the allocation of future payments among the Sub-Accounts and the Fixed Account (restrictions may apply) on your behalf according to your instructions.

[ ] I do NOT want telephone transfer privileges as described above.

                ONLY ONE OF THE FOLLOWING OPTIONS MAY BE CHOSEN

13a DOLLAR COST AVERAGING ("DCA") (Minimum of $5,000 in each Sub-Account or Fixed Account required.)

I hereby request and authorize Western Reserve Life to transfer funds from the selected Sub-Account(s) or Fixed Account to invest in the portfolio(s), in the amount indicated below. The transfers are to be made on the______ day of the month. The minimum total to be transferred each month is $1,000.

TRANSFER FROM:

$               $                 $
--------------  --------------    ----------------
Bond            Fixed Account*    Money Market


TRANSFER TO:
                $
--------------  --------------    ----------------
                $
--------------  --------------    ----------------
                $
--------------  --------------    ----------------
                $
--------------  --------------    ----------------

NOTE: The First transfer will take place the month following the issuance of the contract. I understand that DCA transfers do not guarantee a profit and do not protect against a loss. I further understand and agree: (1) Western Reserve Life shall not be subjected to any claim, loss, liability, cost or expense if it acts in reliance upon the instructions contained in the authorization; and (2) this authorization shall not affect the allocation of future net purchase payments; and (3) once elected, transfers will be processed monthly until the earlier of:
(a) the date the entire value of each Sub-Account or the Fixed Account from which transfers are made is completely depleted; (b) the date Western Reserve Life receives written instructions from me at the Administrative office to cancel the monthly DCA transfers; or (c) the date Western Reserve Life discontinues this DCA transfer privilege.
* No more than l/l0 of the amount of the Fixed Account at the beginning of the DCA can be transferred each month.


13b  ASSET REBALANCING (Minimum initial purchase payment of $5,000)

I hereby request and authorize Western Reserve Life to automatically transfer amounts among the chosen Sub-Accounts (as indicated below) on the frequency selected to maintain a desired allocation of the Annuity Purchase Value among the various Sub-Accounts offered.

Frequency:   [ ] Quarterly    [ ] Semi-Annual   [ ] Annual

NOTE: Western Reserve Life will effect the initial rebalancing of Cash Value on the next such anniversary, in accordance with the Contract's current Net Purchase Payment Allocation schedule. Asset Rebalancing will be processed in the frequency requested until the earlier of: (a) the date Western Reserve Life receives written instructions from me at the Administration Office to cancel the Asset Rebalancing, or (b) the date any transfer is made to, or from, any Sub-Account, other than a scheduled rebalancing; or (c) the date Western Reserve Life discontinues this Asset Rebalancing privilege. Asset Rebalancing is not available for any amounts in the Fixed Account.

13c  AUTOMATIC WITHDRAWAL

Subject to the provisions of the prospectus and this authorization, I hereby request and authorize Western Reserve Life beginning (month/year) _________/_________ to systematically make withdrawals of $__________ (minimum $200) per month on the ___________ day of each month from the Sub-Accounts shown below and to make payment to me unless a different payee is named below. AUTOMATIC WITHDRAWALS REQUIRE A MINIMUM INITIAL PURCHASE PAYMENT OF $25,000 (FIXED ACCOUNT NOT AVAILABLE) AGGREGATE WITHDRAWAL CANNOT EXCEED 10% OF CASH VALUE ANNUALLY.

Amounts received as withdrawals from non-tax qualified annuity contracts prior to the maturity date are first treated as taxable income to the extent of any gain. Additionally, a penalty tax equal to lO% of the amount treated as taxable income will generally be imposed on withdrawals made prior to the Owner's age 59-1/2. This authorization applies only to this Western Reserve Application/Contract being applied for. A separate authorization must be completed for any additional Variable Annuity Contracts owned. I understand and agree to the terms and conditions as set forth in the Prospectus.

ALTERNATE PAYEE DESIGNATION If payee is a Bank Account, Attach a Voided Check for Direct Deposit by electronic funds transfer

NOTE: Provide the following information only if the name of the payee differs from the Owner. Western Reserve is directed to make the monthly Automatic Withdrawal Payments to:

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Payee's Name or Bank (IF PAYEE IS A BANK ACCOUNT, ATTACH A VOIDED CHECK)

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Bank Account Number

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Address                  City                     State                Zip

           ELECTION FOR RECIPIENTS OF PERIODIC PAYMENTS-INSTRUCTIONS

Check box A if you do not want any Federal income tax withheld from your Annuity withdrawal payments. Check box B if you do want Federal income tax withheld from your Annuity withdrawal payments. THIS SECTION MUST BE COMPLETED, IF AUTOMATIC WITHDRAWAL ELECTED.

Even if you elect not to have Federal income tax withheld, you are liable for payment of Federal income tax on the taxable portion of your annuity payments. You may also be subject to tax penalties under the estimated tax payment rules if your payment of estimated tax and withholding, if any, is inadequate.

A [ ] I do not want to have Federal income tax withheld from my annuity withdrawal payments.

B [ ] I wish to have Federal income tax withheld from my annuity withdrawal payments.

SUB-ACCOUNT WITHDRAWAL ALLOCATION Specify the Sub-Account(s) in percentages for Asset Rebalancing (The percent % must equal 100%). Specify the Sub-Accounts in dollar amounts for Automatic Withdrawals (Minimum $200).

$_______ Aggressive Growth         _______%     $_______ Emerging Growth        _______%    $_______ Global            _______%
$_______ Growth                    _______%     $_______ Strategic Total Return _______%    $_______ Balanced          _______%
$_______ Bond                      _______%     $_______ Money Market           _______%    $_______ Value Equity      _______%
$_______ Tactical Asset Allocation _______%     $_______ International Equity   _______%    $_______ C.A.S.E. Growth   _______%
$_______ Growth & Income           _______%     $_______ U.S. Equity            _______%    $_______ Global Sector     _______%
$_______ Other                     _______%     $_______ Other                  _______%    $_______ Other             _______%


14   APPROVAL OF OPTIONAL FEATURES

By signing below, I hereby attest that I have selected the options available in any or all Sections 11, 12 and 13 above, according to the information which I have entered in each section.


--------------------------------            ----------------------------------
Owner's Name - Please Print                 Owner's Signature             Date

--------------------------------            ----------------------------------
Joint Owner's Name (or) Name of             Signature of Joint Owner (or)
Spouse - Please Print                       Signature of Spouse*          Date

* Signature of the Spouses required if the contract is a Tax-Qualified Plan or if the Owner is a resident of a community property state.

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                  P.O. BOX 9051
                            CLEARWATER, FLORIDA 34618

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                                  FRAUD WARNING

                THE FOLLOWING STATES REQUIRE THAT CONTRACT OWNERS
                     ACKNOWLEDGE A FRAUD WARNING STATEMENT.
 PLEASE REFER TO THE FRAUD WARNING STATEMENT FOR YOUR STATE AS INDICATED BELOW.

For Contract Owners in   It is unlawful to knowingly provide false, incomplete,
COLORADO:                or misleading facts or information to an insurance
                         company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.


---------------------------     --------------------------------       -------
Signature of Contract Owner     Signature of Joint Owner (if any)      Date

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For Contract Owners in   Any person who knowingly and with intent to injure,
FLORIDA:                 defraud, or deceive any insurer files a statement of
                         claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

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Signature of Contract Owner     Signature of Joint Owner (if any)      Date

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For Contract Owners in   Any person who with intent to defraud or knowing that
KENTUCKY and OHIO:       he is facilitating a fraud against an insurer, submits
                         an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

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Signature of Contract Owner     Signature of Joint Owner (if any)      Date

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For Contract Owners in   Any person who includes any false or misleading
NEW JERSEY:              information on an application for an insurance policy
                         is subject to criminal and civil penalties.

---------------------------     --------------------------------       -------
Signature of Contract Owner     Signature of Joint Owner (if any)      Date